Exhibit 99.2
Unaudited Pro Forma Combined Consolidated Statements of Operations

On July 1, 2005, Applied Signal Technology, Inc. (“AST”) acquired Dynamics Technology Inc. (“DTI”) for $30 million in cash and funded the purchase from our cash and investments and a term loan that we entered into with Wells Fargo Bank, National Association, in the principal amount of $10 million. We did not assume any options of DTI.

The following unaudited pro forma combined consolidated statements of operations are based on the historical financial statements of AST and DTI and reflect the combined results as if the acquisition had taken place as of the beginning of the periods presented.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma combined consolidated statements of operations, is allocated to the net tangible and intangible assets of DTI acquired based on their fair values as determined by management with the assistance of third party valuation specialists as of the acquisition date. This valuation was based on actual tangible and intangible assets of DTI that existed as of the acquisition date and has been considered in the fair value estimates reflected in these unaudited pro forma combined consolidated statements of operations.

Further, the unaudited pro forma combined consolidated statements of operations do not include adjustments for liabilities resulting from integration planning. Management of AST is in the process of making these assessments and estimates of these costs, if any, are not currently known.

The unaudited pro forma combined consolidated statements of operations are not intended to represent or be indicative of the results of operations or financial condition of our Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial condition of our Company.

The unaudited pro forma combined statements of operations should be read in conjunction with the historical audited financial statements of AST included in its Form 10-K for the year ended October 31, 2004, filed with the Securities and Exchange Commission on January 14, 2005, the historical unaudited financial statements of AST included in its Form 10-Q for the quarter ended July 29, 2005, filed with the Securities and Exchange Commission on September 7, 2005, and the audited financial statements of DTI included in Exhibit 99.1 within this Form 8-K.

Unaudited Pro Forma Combined Consolidated Statements of Operations
For the Nine Months Ended July 29, 2005

	Historical Nine Months Ended July 29,2005		Pro Forma
	AST	DTI	Adjustments (a), (b), (c), (d), (e)	Combined
Revenues from contracts	$98,446	$13,853	$—	$112,299

Operating expenses:
Contract costs	65,426	10,829	—	76,255
Research and development	9,61	227	—	9,838
General and administrative	13,658	1,668	603	15,929
Stock-based compensation expense	— -----------	13,574 -----------	(13,574) -----------	— -----------

Total operating expenses	88,695 -----------	26,298 -----------	(12,971) -----------	102,022 -----------

Operating income (loss)	9,751	(12,445)	12,971	10,277

Interest income (expense), net	628 -----------	28 -----------	(388) -----------	268 -----------
Income (loss) before provision (benefit) for income taxes	10,379	(12,417)	12,583	10,545
Provision (benefit) for income taxes	4,241 -----------	(824) -----------	906 -----------	4,323 -----------

Net income (loss)	$6,138 =======	($11,593) =======	$11,677 =======	$6,222 =======

Net income per common share:
Basic	$0.54	NA	NA	$0.55
Diluted	$0.52	NA	NA	$0.53

Number of shares used in calculating net income per common share:
Basic	11,364	NA	NA	11,364
Diluted	11,734	NA	NA	11,734

See Notes to Unaudited Pro Forma Combined Consolidated Statements of Operations.

Unaudited Pro Forma Combined Consolidated Statements of Operations
For the Twelve Months Ended October 31, 2004

	Historical Twelve Months Ended October 31, 2004		Pro Forma
	AST	DTI	Adjustments (a), (b), (c), (d)	Combined
Revenues from contracts	$142,836	$19,780	$—	$162,616

Operating expenses:
Contract costs	94,705	15,534	—	110,239
Research and development	14,160	321	—	14,481
General and administrative	16,601 -----------	2,412 -----------	801 -----------	19,814 -----------

Total operating expenses	125,466 -----------	18,267 -----------	801 -----------	144,534 -----------

Operating income (loss)	17,370	1,513	(801)	18,082

Interest income (expense), net	576 -----------	9 -----------	(568) -----------	17 -----------
Income (loss) before provision for income taxes	17,946	1,522	(1,369)	18,099
Provision for income taxes	5,972 -----------	551 -----------	— -----------	6,523 -----------

Net income (loss)	$11,974 =======	($971) =======	($1,369) =======	$11,576 =======

Net income per common share:
Basic	$1.08	NA	NA	$1.05
Diluted	$1.03	NA	NA	$0.99

Number of shares used in calculating net income per common share:
Basic	11,042	NA	NA	11,042
Diluted	11,638	NA	NA	11,638

See Notes to Unaudited Pro Forma Combined Consolidated Statements of Operations.

Notes to Unaudited Pro Forma Combined Consolidated Statements of Operations

Note 1. Pro Forma Adjustments

Purchase Price. The unaudited pro forma combined consolidated statements of operations reflect the total purchase price for DTI of $31.4 million, comprised of cash consideration of $30 million and direct transaction costs estimated at $1.4 million.

Purchase Price Allocation. The purchase price was allocated at the assumed acquisition date, as follows (in thousands):

Cash	$2,136
Accounts receivable	2,352
Income tax receivable	1,160
Other assets	491
Property and equipment	715
Long term deferred tax assets	5,740
Accounts payable	(327)
Long term deferred tax liabilities	(1,068)
Other accrued liabilities	(1,896) ------------

Net tangible assets	9,303
Amortizable intangible assets:
Customer relationships	1,720
Existing technology	340
Non-compete agreements	60
Patents	60
Trade name	90 ------------
Total amortizable intangible assets	2,270
Goodwill	19,840 ------------

Total estimated purchase price allocation	$31,413 =======

Of the total estimated purchase price, $2.3 million has been allocated to amortizable intangible assets acquired. An estimate of $19.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and amortizable intangible assets.

The pro forma adjustments included in the unaudited pro forma combined consolidated statements of operations are as follows:

a. Adjustment to reflect an increase in depreciation caused by a fair market appraisal of tangible property and equipment. The depreciation is pro-rated to the beginning of each respective period presented, reflecting only assets on the books of DTI at that time.

b. Adjustment to reflect the amortization of the fair value of purchased intangible assets. The related asset, estimated values, useful lives and estimated monthly amortization is as follows:

Asset	Value	Life-Years	Per Month
Customer relationships	$1,720,000	3	$47,778
Existing technology	340,000	5	5,667
Non-compete agreements	60,000	1	5,000
Patent	60,000	18	278
Trade name	90,000 ------------	1	7,500 ------------
	$2,270,000 ========		$66,223 ========

c. Adjustment to reflect the one-time, nonrecurring compensation expense recognized on the financial statements of DTI resulting from the acceleration of unvested options and the cashless exchange of options in anticipation of the sale of the company. Such acceleration and cashless exchange represent modifications to the original option awards resulting in an expense that was recognized in the historical audited financial statements of DTI for the year ended July 1, 2005. As the modification took place on July 1, 2005, the expense was not recorded in DTI’s historical financial statements for the 12 months ended October 31, 2004.

d. Adjustment to reflect incremental interest expense associated with the debt incurred as part of the financing of the DTI acquisition.

e. Reflects the tax effect of deductible adjustments at the statutory rate of 41%.

Note 2. Pro forma earnings per share (“EPS”)

Basic and diluted pro forma EPS were calculated using AST’s basic and diluted weighted average shares outstanding for the year ended October 31, 2004, and AST’s basic and diluted weighted average shares for the nine months ended July 29, 2005 as this was a cash acquisition and therefore shares used in the computation do not change.